                                                                      Exhibit 10

                                VIDEOSERVER, INC.

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  --------------------------------------------

This Amendment (this "Amendment") to the Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "Plan") of VideoServer Inc., a Delaware corporation (the "Company"), is being adopted by the Board of Directors of the Company as of the date set forth above and shall be effective as of such date.

     1. Amendment of Article IV of the Plan. Article IV of the Plan is hereby amended by renumbering Section A(iii) thereof as "Section A(iv)", and by adding a new Section A(iii) to read in its entirety as follows:

           "Notwithstanding and in addition to the annual automatic grant of Options pursuant to Section A(ii) of this Article IV, effective as of the date of adoption of this Amendment, each person who is a Director on such date shall receive from the Company a fully-vested Option to purchase 7,000 Shares."

     2. Ratification, Etc. Except to the extent amended by this Amendment, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.